UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date

August 16, 2022

(Date of earliest event reported)

TELKONET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20800 Swenson Drive, Suite 175, Waukesha, WI 53186

(Address of Principal Executive Offices)

414.302.2299

(Registrant's Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 16, 2022, Telkonet, Inc. (the "Company") entered into an employment agreement with John M. Srouji, 43, for the position of Chief Sales and Operating Officer effective immediately and expiring on May 31, 2026. The term of the employment agreement will automatically renew for an additional twelve months unless either party provides notice to the other of its intent to terminate the agreement or if the agreement is otherwise terminated in accordance with its terms. Mr. Srouji will receive a base salary of $300,000 and bonuses and benefits based on the Company's internal policies and on participation in the Company's incentive and benefit plans. Mr. Srouji will have a guaranteed 2022 bonus of $25,000 with the potential of an additional $20,000 should the Company achieve specified targets.

Mr. Srouji's employment agreement provides that, in the event of the termination of his employment by mutual consent, or if Mr. Srouji's employment is terminated other than for "cause," as defined in his employment agreement, then Mr. Srouji will receive an amount equal to twelve months of his base salary and compensation for health care premiums for a twelve-month period following the date of termination. If Mr. Srouji terminates his employment agreement for "good reason," as defined in his employment agreement, the Company will continue to pay Mr. Srouji's base salary and provide Mr. Srouji with continued participation in each employee benefit plan for the period beginning on the date of termination and ending on the expiration of the term of Mr. Srouji's employment agreement or, if such period is less than twelve months, for a period of twelve months from the date of notice of such termination. If Mr. Srouji is terminated for "cause," he will be entitled to no further compensation, except for accrued payables, payroll, leave and vacation and except as may be required by applicable law.

Mr. Srouji earned a Bachelor of Science degree from Rensselaer Polytechnic Institute and a Master of Science degree from New York University. He worked in the Building and Energy Controls Industry with Honeywell International Inc. from 2005 to 2022, holding various management roles in the areas of operations, sales and marketing.

There are no family relationships between Mr. Srouji and any director or executive officer of the Company and there are no transactions between Mr. Srouji and the Company that would be reportable under Item 404(a) of Regulation S-K.

The foregoing description of Mr. Srouji's employment agreement does not purport to be complete, and is qualified in its entirety by reference to his employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

10.1       Employment Agreement, effective as of August 16, 2022, by and between Telkonet, Inc. and John M. Srouji.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2022	TELKONET, INC.

By: /s/ Richard E. Mushrush
Richard E. Mushrush Chief Financial Officer

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